Exhibit 10.33

STOCK PURCHASE OPTION AND RESTRICTION AGREEMENT

THIS STOCK PURCHASE OPTION AND RESTRICTION AGREEMENT (the “Option”) is made as of this 27th day of May, 2005, to be effective as of May 27, 2005, by and among Barry E. Fitch, P.T. (the “Shareholder”), UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation (“UCI of SC”), and Progressive Physical Therapy, P.A., a South Carolina professional corporation (the “Company”).

WHEREAS, Shareholder is the owner of 1,000 shares of the issued and outstanding shares (the “Shares”) of the common stock of the Company;

WHEREAS, UCI of SC requires that the Shareholder grant this Option pursuant to which UCI of SC may require that the Shareholder offer to sell any and all shares of the common stock of the Company owned by Shareholder, including but not limited to the Shares, to a person or persons selected by UCI of SC in accordance with the terms and conditions set forth herein; and

WHEREAS, the Shareholder is the sole shareholder of the Company, and the Shares represent all the issued and outstanding capital stock of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Shareholder hereby irrevocably grants unto UCI of SC and its successors and assigns (the “Optionholder”) an option to the person or persons selected by the Optionholder (the “Purchaser”) to purchase any and all shares of the common stock of the Company now or hereafter owned by Shareholder, including but not limited to the Shares, at the price and upon the terms and conditions described herein, exercisable upon presentation of this Option and payment of the purchase price as follows:

1. Option Share: Shareholder represents and warrants that: (a) as of the date hereof, the Shares constitute all the issued and outstanding shares of stock or other securities held directly or indirectly by Shareholder in the Company; and (b) Shareholder owns, and shall deliver at the closing (as described below), the Shares free and clear of all of pledges, options, security interests, liens, claims, or other encumbrances whatsoever and has full right, power, and authority to option and transfer the Shares as described herein.

2. Exercise Price: Exercise of this Option requires the payment of One Hundred and No/100 ($100.00) Dollars in cash or personal check by the Purchaser to the Shareholder (the “Exercise Price”).

3. Option Period: This Option shall expire, and the Shareholder’s restrictions hereunder shall terminate, upon the earlier of (i) three years after the effective date of the dissolution of the Company, unless the Company is earlier reinstated pursuant to the South Carolina Business Corporation Code, as amended, in which event this Option shall not terminate; or (ii) the consummation of the exercise of this Option as set forth herein; or (iii) the written consent of UCI of SC.

4. Option Exercise: The Optionholder may exercise this Option by providing written notice (an “Exercise Notice”) indicating the name of the Purchaser(s), to the Shareholder at the Shareholder’s notice address set forth below, whereupon closing of the purchase of the Share shall take place at the date set forth in the Exercise Notice (but not sooner than one (1) day nor later than ten (10) days after the date the Exercise Notice is delivered to the Shareholder), or at such other date as the Purchaser and the Shareholder shall agree. Closing shall take place at the principal office of UCI of SC in Columbia, South Carolina, or at such other place as the Optionholder and the Shareholder shall agree. Notwithstanding anything contained herein, the purchase of the Shares pursuant to this Option shall be effective for all purposes at the time the Purchaser tenders payment to the Shareholder of the Exercise Price, whereupon for all purposes Shareholder shall no longer be a shareholder of the Company, and the Purchaser shall be deemed to own all right, title and interest in and to all the shares of the common stock of the Company owned by the Shareholder, including but not limited to, the Shares.

5. Transfer Upon Exercise: Upon delivery to the Shareholder of the Exercise Notice by the Optionholder, the Shareholder (or in the event of the Shareholder’s death, the personal representative of Shareholder) shall timely deliver or cause to be delivered to the Purchaser on the date and at the place of closing set forth in the Exercise Notice such stock certificates and stock powers, duly endorsed for transfer, as are necessary to complete the transfer of the Shares to Purchaser. Upon delivery to the Purchaser of such instruments, the Purchaser shall immediately pay the Exercise Price to the Shareholder.

6. Restrictions on Shares: So long as this Option remains outstanding, (a) the Shareholder shall retain full title to, and reserve for the benefit of the Optionholder, the Shares; (b) certificates representing the Shares shall bear an appropriate legend reflecting the Optionholder’s rights under this Option; and (c) the Shareholder shall not transfer the Shares except pursuant to this Option without the Optionholder’s prior written consent which may be withheld for any or no reason. Any transfer in violation of this Section shall be null, void, and without effect. The Shareholder hereby acknowledges that the restrictions set forth in this Section are necessary to maintain the number and identity of the shareholders of the Company and are not manifestly unreasonable. Each certificate evidencing shares of stock of the Company now or hereafter held by the Shareholder shall bear a conspicuous statement in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN STOCK PURCHASE OPTION AND RESTRICTION AGREEMENT (THE “OPTION”), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. ANY PURPORTED TRANSFER OR DISPOSITION OF SUCH SHARES IN VIOLATION OF THE OPTION SHALL BE COMPLETELY NULL AND VOID.

7. Voting and Other Shareholder Rights: Optionholder shall have none of the voting or other rights of a shareholder with respect to the Shares which are the subject of this Option granted hereby until such Shares have been fully paid for upon valid exercise of this Option.

8. Anti-Dilution Features: In the event that the Company proposes, while this Option remains outstanding, (a) to make a stock dividend, stock distribution, stock split, reverse stock split, stock reclassification, or (b) to undergo a recapitalization, merger, consolidation, share exchange, or sale of all or substantially all assets in return for securities of another company, the Exercise Price and/or the number of shares subject to this Option shall be adjusted equitably so that the Optionholder shall be entitled to require that the Shareholder transfer to the Purchaser appointed by the Optionholder for a proportionate aggregate price an equity and economic position in the Company consistent with the equity and economic position in the Company available under this Option at the date hereof. Notwithstanding anything contained herein to the contrary, in the event for any reason the Shareholder is the owner of multiple shares of the capital stock of the Company, the term “Shares” as used herein shall be deemed to include any and all such shares of the capital stock of the Company owned by Shareholder from time to time.

9. Resignation: The Shareholder shall be deemed to have resigned as an officer and director of the Company at the time the Purchaser tenders payment to the Shareholder of the Exercise Price as set forth in Section 4.

10. License to Practice Physical Therapy: The Shareholder hereby represents and warrants that as of the date hereof Shareholder is licensed to practice physical therapy in the State of South Carolina.

11. Notice of Certain Events: So long as this Option has not expired or been terminated pursuant to Section 3 hereof, (i) if the Company shall desire to amend its bylaws or its Articles of Incorporation; or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale lease, or transfer of all or substantially all of the property and assets of the Company shall desire to be effected; or (iii) if the Company shall desire to pay any dividend, in shares of stock or cash or otherwise, or make any distribution upon the shares of its capital stock, then in any such case, the Company shall cause to be delivered to the Optionholder, at least thirty (30) days prior to the record date fixed for the purpose of determining shareholders entitled to vote on such action, or to receive such dividend, distribution, or offer, or to receive shares or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation, or winding up, as the case may be, a notice containing a brief description of the proposed action and stating such record date.

12. Specific Performance: Each party hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Option are not performed in accordance with their specific terms or otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Option and to specifically enforce this Option and the terms and provisions hereof in any action instituted in any court of the United States of any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

13. Power of Attorney: Shareholder hereby irrevocably designates, makes, constitutes and appoints the Company (and all persons designated by the Company) as the Shareholder’s true and lawful attorney (and agent-in-fact) and the Company, or the Company’s designee, may without notice to Shareholder and in either the Shareholder’s or the Company’s name, execute and deliver any and all stock certificates, stock powers, affidavits, and other documents to be executed and/or delivered by Shareholder pursuant to, or in connection with, this Option.

14. Miscellaneous: The Optionholder shall be entitled to assign this Option to any person or other entity, including but not limited to any corporation controlled by or under common control with the Optionholder, or in connection with the acquisition of, or the sale of substantially all of, the assets of the Optionholder. This option may not be assigned by Shareholder without the prior written consent of the Optionholder. This Option shall inure to the benefit of the Optionholder and its successors and assigns and shall be binding upon the Shareholder and his heirs and permitted assigns. This Option may be modified or amended, and rights and obligations hereunder may be waived, only in writing, signed by the Optionholder and the Shareholder. This Option shall be governed by and construed in accordance with the laws of the State of South Carolina. The parties consent to jurisdiction and venue for any dispute arising hereunder in the courts for Richland County, South Carolina. All terms and provisions of this Option shall be severable from all other terms and provisions of this Option. Notices required or permitted hereunder must be in writing and shall be deemed given when placed in the U.S. certified mail, return receipt requested, with postage prepaid, addressed to the recipient at the notice address set forth below, or when personally delivered to the recipient.

[SIGNATURE PAGE ATTACHED]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Option and Restriction Agreement under seal to be legally binding and effective this 27th day of May, 2005.

Notice Addresses:	SHAREHOLDER:

100 Jimmy Love Lane Columbia, SC 29212	/s/ Barry E. Fitch, P.T.
Barry E. Fitch, P.T.

UCI OF SC:

UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC.

4416 Forest Drive
Columbia, South Carolina 29206 Attn: Jerry F. Wells, Jr.	By:	/s/ Jerry F. Wells, Jr.
Jerry F. Wells, Jr.
	Its:	Executive Vice-President and Chief Financial Officer

COMPANY:

PROGRESSIVE PHYSICAL THERAPY, P.A.

4416 Forest Drive
Columbia, South Carolina 29201 Attn: Jerry F. Wells, Jr.	By:	/s/ Jerry F. Wells, Jr.
Jerry F. Wells, Jr.
	Its:	Secretary